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                                                               EXHIBIT 10.48




                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

     AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of May 17, 1996 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), between METROMEDIA INTERNATIONAL GROUP, INC., a Delaware corporation, ("Metromedia"), MPCA MERGER CORP., a Delaware corporation and a wholly-owned subsidiary of Metromedia ("MPCA Mergerco"), and Bradley Krevoy and Steven Stabler (collectively, the "Stockholders") and MOTION PICTURE CORPORATION OF AMERICA, a Delaware corporation (the "Company").

     WHEREAS, the Stockholders are the beneficial and record owners of 545,916 issued and outstanding shares (the "Shares") of common stock, $.01 par value per share, of the Company ("Company Common Stock");

     WHEREAS, upon the terms and subject to the conditions of this Agreement, the Company has agreed that at the Effective Time (as hereinafter defined), MPCA Mergerco will merge with and into the Company (the "Merger") and, among other things, the Stockholders will receive shares of Metromedia in the manner provided in Section 2;

     WHEREAS, Metromedia, MPCA Mergerco and the Company wish to make certain representations, warranties and agreements in connection with the Merger and also prescribe various conditions to the Merger.

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in Section 12 hereof.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

        Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in

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this Agreement, and in accordance with the Delaware General Corporation Law (the
"DGCL"), MPCA Mergerco shall be merged with and into the Company at the Effective Time. Upon and after the Effective Time, the separate corporate existence of MPCA Mergerco shall cease and the Company shall be the surviving corporation in the Merger (the "Surviving Corporation"). In accordance with the DGCL, all of the rights, privileges, powers, immunities, purposes and franchises of MPCA Mergerco and the Company shall vest in the Surviving Corporation and all of the debts, liabilities, obligations and duties of MPCA Mergerco and the Company shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

     Section 1.2 Closing. The closing of the Merger (the "Closing") will take place at the offices of Metromedia Company at 10:00 a.m. on a Business Day (as hereinafter defined) mutually agreed to by Metromedia, the Company and the Stockholders prior to the Termination Date (as hereinafter defined) following the satisfaction or waiver by the party entitled to the benefit of such condition of each of the conditions set forth in Articles 7 and 8 or at such other place, time and date as Metromedia, the Company and the Stockholders may agree. The time and date upon which the Closing occurs is referred to herein as the "Closing Date".

     Section 1.3 Effective Time. On the Closing Date (or on such other date as Metromedia, the Company and the Stockholders may agree), MPCA Mergerco and the Company shall cause a Certificate of Merger (the "Certificate of Merger") to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later time as Metromedia, the Company and the Stockholders agree to specify in the Certificate of Merger (the "Effective Time").

     Section 1.4 Name, Certificate of Incorporation and By-laws. The Certificate of Incorporation (as defined in Section 104 of the DGCL) of the Company as in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation from


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and after the Effective Time until thereafter changed or amended as provided therein or by applicable law except that the Certificate of Incorporation of the Surviving Corporation shall be amended at the Effective Time to decrease the number of authorized shares to 1000. The By-laws of the Company at the Effective Time shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     Section 1.5 Officers and Directors.

          (a) The by-laws of the Surviving Corporation shall be amended to provide that each of the directors of MPCA Mergerco and the Company at the Effective Time shall be the directors of the Surviving Corporation and shall hold office until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

          (b) The officers set forth on Schedule 1.5 hereto shall be the officers of the Surviving Corporation and they shall hold office until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

                                    ARTICLE 2

             EFFECT OF THE MERGER ON THE CAPITAL STOCK AND OPTIONS;
                            EXCHANGE OF CERTIFICATES

     Section 2.1 Effect on Capital Stock of the Company. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

          (a) Conversion of Shares of Company Common Stock. Each issued and outstanding share of Company Common Stock (the "Company Common Stock") shall, subject to compliance with Section 2.2, be converted into the right to receive the Initial Shares, the Adjustment Shares (as defined herein) and, to the extent the Closing Date Boot Limit exceeds the Existing Note Amount (as such terms are defined in Section 2.3), the additional consideration set forth in Section 2.3 to the extent of such excess. At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and the Stockholders, who collectively hold certificates representing all such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive for each share of Company Common Stock outstanding at the Effective Time (a) the Initial Shares (as defined herein) to be issued in consideration therefor upon surrender of such certificates in accordance with Section 2.2, without interest, plus (b) the Adjustment Shares (as defined herein), if any, to be issued on the Adjustment Date (as defined herein), without interest. The term "Initial Shares" shall mean a number of fully paid and non-assessable shares of Common Stock , par value $1.00 per share, of Metromedia (the "Metromedia Common Stock") equal to a fraction (rounded to the fourth decimal point), (i) the numerator of which is 1,433,636 and (ii) the denominator of which is the number of shares of Company Common Stock outstanding at the Effective Time ("Company Outstanding Shares"). The term "Adjustment Shares" shall mean (A) if the Average Closing Price (as defined herein) is less than $16.50, a number of fully paid an non-assessable shares of Metromedia Common Stock equal to (i) a fraction (rounded to the fourth decimal point), (a) the numerator of which is (I) 23,655,000 less (II) the product of
(x) 1,433,636 and (y) the Average Closing Price, and (b) the denominator of which is the Average Closing Price, divided by (ii) the number of Company Outstanding Shares (rounding the quotient of (i) and (ii) to the fourth decimal point); provided, however, that in no event shall the Adjustment Shares exceed
(i) 458,764 divided by (ii) the number of Company Outstanding Shares, or (B) if the Average Closing Price is greater than or equal to $16.50, zero. The term "Average Closing Price" shall have the meaning ascribed to such term in that certain Agreement and Plan of Merger (the "Goldwyn Merger Agreement") dated as of January 31, 1996 by and among Metromedia, SGC Merger Corp. and The Samuel Goldwyn Company; provided, however, if the transactions contemplated by the Goldwyn Merger Agreement are not consummated on or before September 30, 1996, the term "Average Closing Price" shall mean the average of the last sale prices for the Metromedia Common Stock as reported by the American Stock Exchange for the last 20 consecutive trading days ending on September 30, 1996. The term "Adjustment Date" shall mean five business days following the earlier of (i) the consummation of the transactions contemplated by the Goldwyn Merger Agreement and (ii) September 30, 1996.

          (c) Treasury Shares. Each share of Company Common Stock held in treasury by the Company immediately prior to the Effective Time shall, by virtue of the Merger, be cancelled and retired and cease to exist, without any conversion thereof.

          (d) Mergerco Common Stock. Each then issued outstanding share of Common Stock, par value $.01 per share ("Mergerco Common Stock") of MPCA Merger Co. shall be converted into one fully paid and non-assessable share of Common Stock, $.01 par value per share of the Surviving Corporation.

     Section 2.2 Exchange of Certificates.

          (a) Exchange Procedures. At the Closing, the Stockholders shall deliver to Metromedia all of the issued and outstanding shares of stock of Company Common Stock, including the Restricted Stock, and Metromedia shall deliver to the Stockholders the Initial Shares. The Adjustment Shares shall be delivered to the Stockholders on the Adjustment Date. The notes and/or other shares of Metromedia Common Stock issuable to the Stockholders pursuant to
Section 2.3 on account of the Company Common Stock and the existing indebtedness of the Company to the Stockholders shall be delivered as set forth in Section 2.3.

          (b) Rule 144 Legend. The shares delivered to the Stockholders in accordance with Section 2.2(a) and, if applicable, Section 2.3, shall contain a restrictive legend pursuant to Rule 144 under the Securities Act of 1933, as amended.

     Section 2.3 Stockholder Loans; Additional Consideration.

          (a) For purposes of this Section 2.3, the following terms shall have the following meanings:

               (i) "Tax Fair Market Value Per Share" of Metromedia Common Stock on a certain date shall mean the lesser of (A) the closing price of Metromedia Common Stock as reported by the American Stock Exchange for such date or (B) the average of the high and the low price of Metromedia Common Stock as reported by the American Stock Exchange for such date.

               (ii) "Existing Note Amount" shall mean the aggregate principal amount of the existing indebtedness of the Company to the Stockholders determined at the close of business on the date immediately preceding the date during which the Effective Time occurs, but not to exceed $5,000,000.

               (iii) "Closing Date Boot Limit" shall mean 25% of the Tax Fair Market Value Per Share at the Effective Time multiplied by the number of Initial Shares.

               (iv) "Test Principal Amount" of a note described in this Section
2.3 shall be the amount assigned to it in such Section 2.3. The actual principal amount of such a note shall be determined pursuant to Section 2.3(g) below.

               (v) "Maximum Additional Note Amount" shall mean the excess, if any, of $5,000,000 over the aggregate principal amount of notes issued pursuant to Sections 2.3(c)(i) or 2.3(d)(ii) below.

               (vi) "Stock Amount" shall mean the excess, if any, of the Maximum Additional Note Amount over the Test Principal Amount of the notes issued pursuant to Section 2.3(e) below.

          (b) If the Closing Date Boot Limit equals or exceeds $5,000,000, then at the Closing:

               (i) Metromedia shall issue to each of the Stockholders a note dated as of the Effective Date with principal amount equal to, and in replacement for, the existing indebtedness of the Company to such Stockholder,

               (ii) Metromedia shall issue to the Stockholders, between them in proportion to the number of shares of Company Common Stock, shares which such Stockholders deliver pursuant to Section 2.2(a), notes dated as of the Effective Date with aggregate Test Principal Amounts equal to the difference between $5,000,000 and the aggregate principal amounts of the notes issued pursuant to
Section 2.3(b)(i) above, and

               (iii) Section 2.3(e) shall not apply.

          (c) If the Closing Date Boot Limit is less than $5,000,000 but greater than or equal to the Existing Note Amount, then:

               (i) Metromedia shall issue to each of the Stockholders a note dated as of the Effective Date with principal amount equal to, and in replacement for, the existing indebtedness of the Company to such Stockholder, and

               (ii) The provisions of Section 2.3(e) shall apply.

          (d) If the Closing Date Boot Limit is less than the Existing Note Amount, then:

               (i) The Stockholders shall contribute to the capital of the Company as of the Effective Time an amount of the Company's existing indebtedness to the Stockholders equal to the excess of the Existing Note Amount over the Closing Date Boot Limit, between the Stockholders in proportion to their amounts of the Company's indebtedness to the Stockholders, to reduce the amount of the Company's indebtedness outstanding to the Stockholders at that time to the Closing Date Boot Limit,

               (ii) Metromedia shall issue to each of the Stockholders a note dated as of the Effective Date with principal amount equal to, and in replacement for, the then reduced indebtedness of the Company to such Stockholder and

               (iii) The provisions of Section 2.3(e) shall apply.

          (e) If the Closing Date Boot Limit is less than $5,000,000, then this
Section 2.3(e) applies and on the Adjustment Date, Metromedia shall issue to the Stockholders, between them in proportion to the number of shares of Company Common Stock which such Stockholders deliver pursuant to Section 2.2(a), notes dated as of the Adjustment Date with aggregate Test Principal Amounts equal to the Maximum Additional Note Amount, but not to exceed the lesser of the amounts D and E in the equations below:

     D = [.25 x TFMV2 x (N1 + N2)] - FN

     E = [.25 x [ (TFMV1 x N1) + (TFMV2 x N2))] - FN

where

TFMV1 = the Tax Fair Market Value per share at Effective Time

TFMV2 = the Tax Fair Market Value per share on the Adjustment Date

N1 = the aggregate number of Initial Shares

N2 = the aggregate number of Adjustment Shares

FN = the principal amount of notes issued pursuant to Sections 2.3(c)(i) or 2.3(d)(ii).


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

          (f) If the Closing Date Boot Limit is less than $5,000,000 so that
Section 2.3(e) applies but the Test Principal Amount of the notes issued pursuant to such Section 2.3(e) is less than the Maximum Additional Note Amount, then Metromedia shall, on the Adjustment Date, issue to the Stockholders, between them in proportion to the number of shares of Company Common Stock which such Stockholders deliver pursuant to Section 2.2(a), a number of shares of Metromedia Common Stock equal to N3 in the equation:

     N3  =  Stock Amount/Average Closing Price,

then rounded down to the next lowest whole number of shares of Metromedia Common Stock , provided, however, that the number of shares issued pursuant to this
Section 2.3(f) shall not exceed 974,872

          (g) Any notes issued by Metromedia pursuant to Section 2.3 shall bear interest at the applicable federal rate as defined in Section 1274 of the Internal Revenue Code of 1986, as amended and shall be due 10 days after the Adjustment Date. Any notes issued pursuant to Sections 2.3(b)(ii) and 2.3(e) shall have an actual principal amount computed as follows: the Test Principal Amount of each note shall be reduced by $500, and such reduced amount shall be rounded down to the nearest even multiple of $1000.

          (h) The notes and/or shares of Metromedia Common Stock issued pursuant to this Section 2.3, to the extent equal to or less than the Existing Note Amount shall be in satisfaction of the existing indebtedness of the Company to the Stockholders.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     3. The Company represents and warrants to Metromedia as follows:

          3.1 Due Incorporation and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and lawful authority to own, lease and operate its Properties and to carry on its business as is presently being conducted.

          3.2 Subsidiaries and Other Affiliates. Schedule 3.2 sets forth the name


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

and jurisdiction of organization of each corporation or other entity (collectively, "Subsidiaries") in which the Company directly or indirectly owns or has the power to vote shares of any capital stock or other ownership interests having voting power to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, as the case may be. Except for the Subsidiaries and except as set forth on Schedule 3.2, the Company does not directly or indirectly own any ownership interest in any other Person. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the corporate power and lawful authority to own, lease and operate its Properties and to carry on its business as is presently being conducted.

          3.3 Qualification. The Company and each of the Subsidiaries is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction set forth on Schedule 3.3, which are the only jurisdictions in which such qualification or authorization is required by law, except in those jurisdictions in which failure to be so qualified or authorized would not, in the aggregate have a material adverse effect on the Properties, business, operation or financial condition of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect").

          3.4 Outstanding Capital Stock. The Company is authorized to issue 545,916 shares of Company Common Stock, of which 545,916 shares are issued, and are outstanding and no shares are held by the Company as treasury stock. All of the outstanding shares of Common Stock are owned by the Stockholders in the respective amounts set forth on Exhibit A. The authorized and issued shares of capital stock of each Subsidiary are set forth on Schedule 3.4. All issued and outstanding capital stock of each Subsidiary is owned by the Company, free and clear of any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever (collectively, "Liens"), except as created by this Agreement and except for limitations on transfers imposed by Federal and state securities or "blue sky" laws. All of the outstanding shares of capital stock of the Company and the Subsidiaries are duly authorized and validly issued, fully paid and nonassessable. No other class of capital stock or other ownership interests of the Company or any of the Subsidiaries is authorized or outstanding.

          3.5 Options or Other Rights. Except as set forth on Schedule 3.5, there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise to receive from the Company, any of the Subsidiaries or any Stockholder any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of the Company or any of the Subsidiaries, and there is no outstanding security or instrument of any kind convertible into, exercisable for, or exchangeable for any such capital stock.

          3.6 Charter Documents and Corporate Records. The Company has heretofore caused to be delivered to Metromedia true and complete copies of the Certificates of Incorporation and By-laws, or comparable instruments, of the Company and each of the Subsidiaries as in effect on the date hereof and has made available for inspection the true and complete minute books of the Company and each of the Subsidiaries through the date hereof.

          3.7 Financial Statements. The combined balance sheets of the Company and its Affiliates as of December 31, 1993, December 31, 1994, and December 31, 1995 and the related combined statements of income, and retained earnings and partners' capital and cash flows for the years then ended, including the footnotes thereto, certified by KPMG Peat Marwick, independent certified public accountants, which have been delivered to Metromedia, fairly present in all material respects the combined financial position of the Company and its Affiliates as at such dates and the combined results of operations of the Company and its Affiliates for such respective periods, in each case in accordance with generally accepted accounting principles consistently applied for the periods covered thereby. The foregoing combined financial statements of the Company and its Affiliates as of December 31, 1995, and for the year then ended are sometimes herein called the "Audited Financials". The unaudited combined balance sheet of the Company and its Affiliates as of March 31, 1996 and the related combined statement of income which have been delivered to Metromedia, fairly present in all material respects the combined financial position of the Company and its Affiliates as at such date and the results of operations of the Company for the three months then ended, in each case in conformity with generally accepted accounting principles applied on a basis consistent with that of the Audited Financials (subject to the normal year-end adjustments described in Schedule 3.7) and with all interim financial statements of the Company heretofore delivered to Metromedia. The foregoing unaudited combined financial statements of the Company and its Affiliates as of March 31, 1996 and for the three months then ended are sometimes herein called the "Interim Financials," the combined balance sheet included in the Interim Financials is sometimes herein called the "Balance Sheet" and March 31, 1996 is sometimes herein called the "Balance Sheet Date." Except as set forth on
Schedule 3.7, all of the assets reflected on the Balance Sheet are owned by the Company or one of its Affiliates.

          3.8 No Material Adverse Change. Except as set forth on Schedule 3.8, since the Balance Sheet Date, there has been no material adverse change in the Properties, business, prospects, results of operations or financial condition of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect") other then changes in prospects resulting from changes in general economic, political, legal or other like conditions and in the motion picture industry generally. Neither the Company nor any of the Subsidiaries Knows (as defined in Section 12.1(ii)) of any fact, event, circumstance or change which is reasonably likely to have a Material Adverse Effect and neither the Company nor any of its Subsidiaries knows of any fact, event, circumstance or change which is reasonably likely to result in any damage, destruction or loss of value with respect to the Properties of the Company or any of the Subsidiaries not covered by insurance which has had a Material Adverse Effect.

          3.9. Tax Matters.

               (i) Schedule 3.9(a) identifies all partnerships and corporations which were predecessors or were Affiliates of the Company and the Subsidiaries.

               (ii) Schedule 3.9(a)(ii) identifies which corporations, included among the Company, the Subsidiaries, and their respective predecessors or Affiliates were intended to be taxed as "S Corporations" pursuant to Sections 1362 et. seq. of the Internal Revenue Code of 1986, as amended (Code") and comparable provisions of state and local tax laws applicable to such corporations (the "S Corporations"). The S Corporations timely filed elections to be taxed as "S Corporations" pursuant to Sections 1362 et. seq. of the Code and comparable provisions of state and local tax laws applicable to the S Corporations. The Company has provided Metromedia with copies of any such elections. The S Corporations' elections did not terminate under Sections 1362(d)(2) or (3) of the Code or comparable provisions of state and local tax laws applicable to the S Corporations, and such elections remained in full force and effect and were not voluntarily revoked, until such S Corporations were liquidated, merged with and into the Company or became one of the Subsidiaries.

               (iii) All federal, state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll related, property, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, (hereinafter "Taxes" or, individually, a "Tax") required to be paid on or before the date hereof (after giving effect to any applicable extensions) by or with respect to the Company, the Subsidiaries and their respective predecessors or Affiliates (or any of them), have been, or will be, timely paid when due (including extensions), except with respect to Taxes for which the failure to pay would not have a Material Adverse Effect with respect to the Company and the Subsidiaries taken as a whole.

               (iv) All material declarations, reports, information returns, statements and returns for Taxes (hereinafter "Tax Returns" or, individually, a "Tax Return") required to be filed by or with respect to the Company, the Subsidiaries or their respective predecessors or Affiliates (or any of them) on or before the date hereof have been timely filed. No penalties or other charges in a material amount are or will become due with respect to the late filing of any Tax Return of the Company, the Subsidiaries or their respective predecessors or Affiliates or the payment of any Tax of the Company, the Subsidiaries or their respective predecessors or Affiliates, required to be filed or paid on or before the date hereof.

               (v) With respect to all Tax Returns filed by or with respect to the Company and any of the Subsidiaries or their respective predecessors or Affiliates, (A) Schedule 3.9(b) sets forth the periods for which the statute of limitations for the assessment of federal Taxes have expired; (B) except as set forth in Schedule 3.9(b), neither the Company nor the Subsidiaries has been notified that, nor to the Knowledge of the Stockholders is, there an audit in progress and no extension of time has been executed with respect to any date on which any Tax Return was or is to be filed and no waiver or agreement has been executed for the assessment or payment of any Tax; and (C) except as set forth in Schedule 3.9(b), there is no material unassessed deficiency of Taxes proposed or threatened against the Company or any of the Subsidiaries or any of their respective predecessors or Affiliates.

               (vi) Except as set forth in Schedule 3.9(c), none of the Company or any of the Subsidiaries or any of their respective predecessors or Affiliates has been or is a party to any tax sharing agreement or similar arrangement.

          3.10 Compliance with Laws. Neither the Company nor any of the Subsidiaries is in violation of any applicable order, judgment, injunction, award, decree or writ (collectively, "Orders"), or any applicable law, statute, code, ordinance, regulation or other requirement (collectively, "Laws"), of any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, any court or arbitrator (collectively, "Governmental Bodies") the enforcement of which would have a Material Adverse Effect on the condition of the Company and the Subsidiaries taken as a whole, and except as set forth on
Schedule 3.10, neither the Company nor any of the Subsidiaries has received notice that any such violation is being or may be alleged. The Company and the Subsidiaries have not made any illegal payment to officers or employees of any Governmental Body, or made any payment to customers for the sharing of fees or to customers or suppliers for rebating of charges, or engaged in any other reciprocal practice, or made any illegal payment or given any other illegal consideration to purchasing agents or other representatives of customers in respect of sales made or to be made by the Company or any of the Subsidiaries.

          3.11 Permits. The Company and the Subsidiaries have all licenses, permits, orders or approvals of, and have made all required registrations with, any Governmental Body that are material to the current conduct of the business of, or the current use of any of the Properties of, the Company or any of the Subsidiaries (collectively, "Permits"). All Permits are listed on Schedule 3.11 and are in full force and effect; no material violations are or have been recorded in respect of any Permit; and no proceeding is pending or, to the Knowledge of the Company, any of the Subsidiaries or any of the Stockholders, threatened to revoke or limit any Permit. No action by the Stockholders, the Company or Metromedia is required in order that all Permits will remain in full force and effect following the consummation of the transactions provided for herein.

          3.12 No Breach. The execution, delivery and performance of this Agreement by the Stockholders and the consummation of the transactions contemplated hereby, including but not limited to, the conversion of shares pursuant to Section 2.1 hereof (the "Contemplated Transactions") will not (i) violate any provision of the Articles of Incorporation or By-laws of the Company or any of the Subsidiaries; (ii) require the Stockholders, the Company or any of the Subsidiaries to obtain any consent, approval or action of, or make any filing with or give any notice to, any Governmental Body or any other Person, except (a) filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") and (b) as set forth on Schedule 3.12 (b) (the "Required Consents"); (iii) if the Required Consents are obtained, violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise cause the termination of or give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, commitment or other binding arrangement (collectively, the "Contracts") to which the Company or any of the Subsidiaries is a party or by or to which any of them or any of their Properties may be bound or subject, or result in the creation of any Lien upon the material Properties of the Company or any of the Subsidiaries pursuant to the terms of any such Contract; (iv) if the Required Consents are obtained, violate any Order of any Governmental Body against, or binding upon, the Company or any of the Subsidiaries or upon their respective securities, Properties or business; (v) if the Required Consents are obtained, violate any Law of any Governmental Body; or (vi) if the Required Consents are obtained, violate or result in the revocation or suspension of any Permit.

          3.13 Claims and Proceedings. There are no outstanding Orders of any Governmental Body against or involving the Company or any of the Subsidiaries. Except as set forth on Schedule 3.13, there are no actions, suits, claims or legal, administrative or arbitral proceedings, public investigations or to the Knowledge of the Company, any private investigations (collectively, "Claims") (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending, or to the Knowledge of the Company or any of the Subsidiaries, threatened, against or involving the Company or any of the Subsidiaries or any of their Properties as set forth on Schedule 3.13, to the Knowledge of the Company, any of the Subsidiaries or any of the Stockholders, there is no fact, event or circumstance that may give rise to any Claim. All notices required to have been given to any insurance company listed as insuring against any material Claim set forth on Schedule 3.13 have been timely and duly given and, except as set forth on Schedule 3.13, no insurance company has asserted, orally or in writing, that such Claim is not covered by the applicable policy relating to such Claim. Except as set forth on Schedule 3.13, no claims pending or threatened against or involving the Company or any of its Subsidiaries have been settled, adjudicated or otherwise disposed of since December 31, 1995.

          3.14 Contracts. (a) Schedule 3.14 sets forth all of the following Contracts to which the Company or any of the Subsidiaries is a party or by or to which any of them or any of their Properties may be bound or subject: (i) Contracts with any current or former officer, director, shareholder, employee, consultant, agent or other representative or with an entity in which any of the foregoing is a controlling Person; (ii) Contracts with any labor union or association representing any employee or former employee; (iii) Contracts for the sale of any Properties other than in the ordinary course of business or for the grant to any Person of any option or preferential rights to purchase any material Properties; (iv) partnership or joint venture agreements; (v) Contracts under which the Company or any of the Subsidiaries agrees to indemnify any party or to share tax liability of any party; (vi) material Contracts which cannot be cancelled without liability, premium or penalty only on 90 days' or more notice; (vii) Contracts containing covenants of the Company or any of the Subsidiaries not to compete in any line of business or with any Person in any geographical area or covenants of any other Person not to compete with the Company or any of the Subsidiaries in any line of business or in any geographical area; (viii) Contracts relating to the acquisition by the Company or any of the Subsidiaries of any operating business or the capital stock of any other Person; (ix) Contracts relating to the borrowing of money; (x) Contracts containing obligations or liabilities of any kind to holders of the capital stock of the Company as such (including, without limitation, an obligation to register any of such securities under any federal or state securities laws); (xi) Contracts pursuant to which the Company or any of the Subsidiaries may hold or use any interest owned or claimed by the Company or any of the Subsidiaries in or to any material Property; (xii) management Contracts and other similar agreements with any Person; (xiii) any other Contracts pursuant to the terms of which there is either a current or future obligation or right of the Company or any of the Subsidiaries to make payments in excess of $50,000 or receive payments in excess of $100,000; (xiv) Contracts with respect to the development, financing or production of motion picture, video, television or interactive productions; (xv) Distribution Contracts; (xvi) material Contracts relating to the acquisition of Product, including Contracts relating to the acquisition of licensing and distribution rights with respect to such Product; (xvii) Contracts with motion picture studios; (xviii) Contracts relating to television sales and distribution of Product; (xix) Contracts entitling the Company or its Subsidiaries or any Affiliate, including the Stockholders, to Contingent Compensation; and (xx) material Contracts relating to any other Product.

          (b) There have been delivered to Metromedia true and complete copies of all of the Contracts set forth on Schedule 3.14 or on any other Schedule. All of the Contracts are valid and binding upon the Company or one of the Subsidiaries, as the case may be, in accordance with their terms subject as to enforcement, as to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity. Neither the Company nor any of the Subsidiaries is in default in any material respect under any of such Contracts, nor does any condition exist that with notice or lapse of time or both would constitute such a material default thereunder. To the Knowledge of the Company, any of the Subsidiaries or any of the Stockholders, no other party to any such Contract is in default thereunder in any material respect nor does any condition exist that with notice or lapse of time or both would constitute such a material default thereunder.

          3.15 Real Estate.

               3.15.1 Ownership of Premises. The Company and its Subsidiaries do not own any real property or any buildings, structures and other improvements located on any real property (collectively, "Owned Real Property").

               3.15.2 Leased Properties. Except for short-term space leases entered into by the Company or a Subsidiary in connection with producing a specific Product, Schedule 3.15.2 is a true, correct and complete schedule of all leases, subleases, licenses and other agreements (collectively, the "Real Property Leases") under which the Company or any Subsidiary uses or occupies or has the right to use or occupy, now or in the future, any real property (the land, buildings and other improvements covered by the Real Property Leases being herein called the "Leased Real Property"), which Schedule 3.15 sets forth the date of and parties to each Real Property Lease, the date of and parties to each amendment, modification and supplement thereto, the term and renewal terms (whether or not exercised) thereof and a brief description of the Leased Real Property covered thereby. The Company has heretofore delivered to Metromedia true, correct and complete copies of all Real Property Leases (including all modifications, amendments and supplements). Each Real Property Lease is a legal, valid, binding and enforceable obligation of the Company and is in full force and effect, subject as to enforcement, as to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity. All rent and other sums and charges payable by the Company or a Subsidiary as tenant under any Real Property Lease are current, no notice of default or termination under any Real Property Lease is outstanding, no termination event or condition or uncured material default on the part of the Company or the applicable Subsidiary, or to the Knowledge of the Company or the applicable Subsidiary on the part of the landlord, exists under any Real Property Lease, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition on the part of the Company or the applicable Subsidiary or, to the Knowledge of the Company or the applicable Subsidiary on the part of the landlord. Except as set forth on Schedule 3.15.2, to the Knowledge of the Company or the applicable Subsidiary, none of the Leased Real Property and the Real Property Leases contravenes any zoning ordinance or other administrative regulation or violates any restrictive covenant, easement or other agreement to which the lessee under any such Real Property Lease is bound, the effect of which in any material respect would interfere with or prevent the continued use of the Leased Real Property for the purposes for which it is now being used by the Company or the applicable Subsidiary.

               3.15.3 Entire Premises. All of the land, buildings, structures and other improvements used by the Company and the Subsidiaries in the conduct of their business are included in the Leased Real Property except for land, building, structures and other improvements subject to short term space leases entered into by the Company or a Subsidiary in connection with producing a particular item of Product.

          3.16 Intellectual Property. Schedule 3.16 sets forth a list of the Company's registered patents, registered trademarks, registered service marks, registered trade names, registered copyrights and franchises, all applications for any of the foregoing and all permits, grants and licenses or other rights running to the Company and any of its Subsidiaries relating to any of the foregoing that are material to the business of the

Company and its Subsidiaries. Except as set forth on Schedule 3.16, (i) the Company or one of the Subsidiaries own, or are licensed or otherwise have the right, to use all registered patents, registered trademarks, registered service marks, registered trade names, registered copyrights and franchises set forth on
Schedule 3.16, and (ii) the Company's rights in the property set forth on such list are free and clear of any Lien or other encumbrances and the Company and the Subsidiaries have not received written notice of any adversely-held patent, invention, trademark, service mark or trade name of any other person, or notice of any charge or claim of any person relating to such intellectual property or any process or confidential information of the Company and its Subsidiaries and to the Company's Knowledge there is no basis for any such charge or claim, and
(iii) the Company, the Subsidiaries and their respective predecessors, if any, have not conducted business at any time during the period beginning five years prior to the date hereof under any corporate or partnership, trade or fictitious names other than as set forth on Schedule 3.16.

          3.17 Ownership of Product; Copyrights and Other Rights. The Products listed on Schedule 3.17 comprise all of the material Products in which the Company or any of the Subsidiaries has any right, title, or interest in or to (either directly or through a joint venture or partnership). As to each item listed on Schedule 3.17 hereto, the party holding such interests, if not the Company or a Subsidiary, to the Knowledge of the Company, has duly recorded its interests in the United States Copyright Office. All such recordation is listed on Schedule 3.17. To the Knowledge of the Company, none of the Company's or any Subsidiaries' right, title or interest in any Product and component parts thereof violates or infringes upon in any material respect any copyright, right of privacy, trademark, patent, trade name, performing right or any literary, dramatic, musical, artistic, personal, private, contract or copyright or any other right of any Person or contain any libelous or slanderous material. There is no claim, suit, action or proceeding pending, or to the Knowledge of the Company or any of the Subsidiaries, threatened against the Company or any of the Subsidiaries that involves a claim of infringement of any copyright with respect to any Product listed on Schedule 3.17 and neither the Company nor any of the Subsidiaries has any Knowledge of any existing infringement by any other Person of any copyright held by the Company or the Subsidiaries with respect to any Product.

          3.18 Title to Properties. Except as set forth elsewhere in this Agreement or the Schedules hereto, the Company and the Subsidiaries own outright and have good and marketable title to all of their Properties, including, without limitation, all of the assets reflected on the Balance Sheet or currently used in the operation of their businesses (other than the Leased Real Property) in each case free and clear of any material Lien.

          3.19 Liabilities. Except as set forth on Schedule 3.19, as at March 31, 1996, the Company and the Subsidiaries did not have any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement or in the notes thereto ("Liabilities") that were not fully and adequately reflected or reserved against on the Balance Sheet dated March 31, 1996 or described on any Schedule or in the notes to the Audited Financials. Except as set forth on Schedule 3.19 or described on any Schedule to this Agreement, (x) the Company and the Subsidiaries have not, except in the ordinary course of business, incurred any material Liabilities since the Balance Sheet Date and (y) neither the Company nor any of the Subsidiaries has any Knowledge of any circumstance, condition, event or arrangement that may hereafter give rise to any Liabilities of the Company or any of the Subsidiaries or any successor to their businesses except in the ordinary course of business.

          3.20 Employee Benefit Plans.

               Except as set forth on Schedule 3.20, there are no employee benefit plans or arrangements of any type (whether or not described in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and the regulations thereunder ("ERISA"), and including, without limitation, plans or arrangements providing for deferred compensation, bonuses, stock options, fringe benefits, cafeteria plan deferrals, flexible arrangements or other similar plans or arrangements), under which the Company or any of its Subsidiaries has or in the future could have, directly or indirectly, any liability with respect to any current or former employee of the Company, any Subsidiary or any Commonly Controlled Entity (within the meaning of section 414(b), (c), (m), (n) or (o) of the Code) ("Benefit Plans").

          3.21 Employee Relations. Except with respect to Projects where members of the Screen Actors Guild, the Directors Guild of America, the Writers Guild of America or other union representation for "below the line" personnel are engaged by the Company or a Subsidiary, no union organizing efforts have been conducted within the last five years or are now being conducted. For purposes of this section 3.21, "below the line personnel" shall mean all persons (other than authors, screenwriters, producers, directors and actors) engaged by the Company or its Subsidiaries in connection with the production of a film. Neither the Company nor any of the Subsidiaries has at any time during the last five years had, nor, to the Knowledge of the Company nor any of the Subsidiaries, is there now threatened, a strike, picket, work stoppage, work slowdown or other labor trouble.

          3.22 Insurance. Schedule 3.22 sets forth a list (specifying the insurer, describing each pending claim thereunder of more than $50,000 and setting forth the aggregate amounts paid out under each such policy through the date hereof and the aggregate limit, if any, of the insurer's liability thereunder) of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular and other insurance held by or on behalf of the Company or any of the Subsidiaries. Such policies and binders are valid and binding in accordance with their terms, are in full force and effect. Neither the Company nor any of the Subsidiaries is in default with respect to any provision contained in any such policy or binder or has failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims under any such policy or binder, and neither the Company nor any of the Subsidiaries has received any notice of cancellation or non-renewal of any such policy or binder. Neither the Company nor any of the Subsidiaries has received any notice from any of its insurance carriers that any insurance premiums will or may be materially increased in the future or that any insurance coverage listed on Schedule 3.22 will or may not be available in the future on terms or subject to conditions which would make renewal thereof onerous.

          3.23 Officers, Directors and Key Employees. Schedule 3.23 sets forth
(i) the name and the scheduled 1996 total compensation of each officer and director of the Company and the Subsidiaries, (ii) the name and scheduled total compensation of each other employee, consultant, agent or other representative of the Company or any of the Subsidiaries whose current or committed annual rate of compensation (including bonuses and commissions) exceeds $150,000, (iii) all wage and salary increases, bonuses and increases and any other direct or indirect compensation received by such Persons since December 31, 1995, (iv) any payments or commitments to pay any severance or termination pay to any such Persons, and (v) any accrual for, or any commitment or agreement by the Company or any of the Subsidiaries to pay, such increases, bonuses or pay. None of such Persons has indicated that he or she will cancel or otherwise terminate such Person's relationship with the Company or any of the Subsidiaries.

          3.24 Operations of the Company. Except as set forth on Schedule 3.24 or on any other Schedule, since the Balance Sheet Date neither the Company nor any of the Subsidiaries has:

               (i) declared or paid any dividends or declared or made any other distributions of any kind to its shareholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

               (ii) except for short-term bank borrowings in the ordinary course of business and except for borrowings with respect to the Project Beverly Hills Ninja, incurred any indebtedness for borrowed money;

               (iii) reduced its cash or short-term investments or their equivalent, other than to meet cash needs arising in the ordinary course of business, consistent with past practices and to pay year end employee bonuses which are set forth on Schedule 3.23;

               (iv) waived any material right under any contract or other agreement of the type required to be set forth on any Schedule;

               (v) made any material change in its accounting methods or practices or made any material change in depreciation or amortization policies or rates adopted by it;

               (vi) materially changed any of its business policies, including, without limitation, advertising, investment, marketing, pricing, purchasing, production, personnel, sales, returns, budget or product acquisition policies, except as specifically set forth in the Company's Confidential Information Memorandum (dated March 1995), a copy of which was previously delivered to Metromedia;

               (vii) made any loan or advance to any of its shareholders, officers, directors, employees, consultants, agents or other representatives (other than travel advances made in the ordinary course of business for business travel and entertainment expenses), or made any other loan or advance otherwise than in the ordinary course of business;

               (viii) except for the acquisition or disposition of inventory, or equipment or other Properties in the ordinary course of business, sold, abandoned or made any other disposition of any of its Properties or made any acquisition of all or any part of the Properties, capital stock or business of any other person;

               (ix) paid, directly or indirectly, any of its material Liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;

               (x) terminated or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract or other agreement that is or was material to the business of the Company and the Subsidiaries taken as a whole;

               (xi) except with respect to certain transactions among the Company and its Subsidiaries as set forth on Schedule 3.24, amended its Articles of Incorporation or By-laws (or comparable instruments) or merged with or into or consolidated with any other Person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business; or

               (xii) except for the Company's "first look" deal with Paramount Pictures Corporation, the most recent copy of which and all material correspondence relating thereto has been provided to Metromedia, engaged in any other material transaction.

          3.25 Potential Conflicts of Interest. No executive officer or director of the Company or any of the Subsidiaries, no Stockholder, no relative or spouse (or relative of such spouse) of any such officer, director or Stockholder and no entity controlled by one or more of the foregoing:

               (i) owns, directly or indirectly, any interest in (excepting less than 5% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of the Company or any of the Subsidiaries except as set forth on Schedule 3.25(a);

               (ii) except as set forth on Schedule 3.25(b), owns, directly or indirectly, in whole or in part, any Property that the Company or any of the Subsidiaries uses in the conduct of its business; or

               (iii) except as set forth on Schedule 3.25(c), has any cause of action or other claim whatsoever against, or owes any amount to, the Company or any of the Subsidiaries, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

          3.26 Premerger Notification. The Company (or its ultimate parent entity) will promptly file notification and report forms with respect to the Contemplated Transactions in compliance with the HSR Act. Metromedia will bear the costs of any filing fees required to be paid pursuant to the HSR Act as a result of Metromedia being deemed an "acquiring person" under the HSR Act in connection with the transactions contemplated in Section 1 hereof. In the event Metromedia is not deemed an "acquiring person" under the HSR Act in connection with the transactions contemplated by Section 1 hereof, the person deemed the "acquiring person" shall bear the sole responsibility for any filing fee under the HSR Act in connection with such transactions.

          3.27 Projections. The projections relating to operations of the Company and the Subsidiaries through the fiscal year ending 2003 (the "Projections"), heretofore delivered by the Company to Metromedia, have been prepared in good faith on a reasonable basis. The assumptions on which the Projections are based are stated in Schedule 3.27 and are consistent with past practices of the Company and the Subsidiaries and with historical conditions applicable to the business of the Company and the Subsidiaries. Nothing has come to the attention of the Company or any of the Subsidiaries to indicate that the Projections or the assumptions upon which they are based are not reasonable.

          3.28 Full Disclosure. All documents, Contracts, instruments, certificates, notices, consents, affidavits, letters, telegrams, telexes, statements, schedules (including Schedules to this Agreement), exhibits (including Exhibits to this Agreement), the Confidential Information Memorandum dated March 1995 (the "Confidential Memorandum"), the Projections through the year ending 2003, and any other papers whatsoever (collectively, "Documents") delivered by or on behalf of the Stockholders, the Company or the Subsidiaries in connection with this Agreement and the Contemplated Transactions are authentic if original or true and correct copies of the originals. With the exception of the Confidential Memorandum, no representation or warranty of the Company or the Stockholders contained in this Agreement or in any of the Schedules, and no Document furnished by or on behalf of the Stockholders, the Company or the Subsidiaries to Metromedia pursuant to this Agreement or in connection with the Contemplated Transactions, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not materially false or misleading. Except as otherwise set forth in this Agreement, there is no material fact that the Stockholders have not disclosed to Metromedia in writing that materially adversely affects or, so far as any of the Stockholders can now foresee, will have a Material Adverse Effect on the Company or any of the Subsidiaries or the ability of the Stockholders to perform this Agreement.

          3.29 Environment Protection. Except as disclosed on Schedule 3.29:

          (i) neither the Company nor any of its Subsidiaries is or has been in violation in any material respect of any applicable Safety and Environmental Law (as hereinafter defined);

          (ii) the Company and its Subsidiaries have all material Permits required pursuant to Safety and Environmental Laws, such Permits are in full force and effect, no action or proceeding to revoke, limit or modify any of such Permits is pending, and the Company and each of its Subsidiaries is in compliance in all material respects with all terms and conditions thereof;

          (iii) neither the Company nor any of its Subsidiaries has received any Environmental Claim (as hereinafter defined);

     For purposes of this Agreement, the following terms have the following meanings:

          (i) "Environmental Claims" means any notification, whether direct or indirect, formal or informal, written or oral, pursuant to Safety and Environmental Laws or principles of common law relating to pollution, protection of the environment or health and safety, that any of the current or past operations of the Company or any of its Subsidiaries, or any by-product thereof, or any of the property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries, or the operations or property of any predecessor of the Company or any of its Subsidiaries is or may be implicated in or subject to any proceeding, action, investigation, claim, lawsuit, order, agreement or evaluation by any Governmental Body or any other person.

          (ii) "Safety and Environmental Laws" means all federal, state and local laws and order relating to pollution, protection of the environment, public or worker health and safety, or the emission, discharge, release or threatened release of pollutants, contaminants or industrial, toxic or hazardous substances or wastes into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or industrial, toxic or hazardous substances or wastes, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. section 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. section 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. section 1251 et seq., the Clean Air Act, 42 U.S.C. section 7401 et seq., the Federal

Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. section 121 et seq., the Occupational Safety and Health Act, 29 U.S.C. section 651 et seq., the Asbestos Hazard Emergency Response Act, 15 U.S.C. section 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. section 300 et seq., the Oil Pollution Act of 1990 and analogous state acts.

                                    ARTICLE 4

               REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

     4. Each Stockholder, severally and not jointly, represents and warrants to Metromedia as follows:

          4.1 Title to the Shares. As of the Closing Date, such Stockholder shall own beneficially and of record, free and clear of any Lien, or shall own of record and have full power and authority to convey free and clear of any Lien, the Shares set forth opposite such Stockholder's name on Exhibit A, and, upon delivery of and payment for such Shares as herein provided, such Stockholder will convey to Metromedia good and valid title thereto, free and clear of any Lien.

          4.2 Authority to Execute and Perform Agreement. Such Stockholder has the full legal right and power and all authority and approvals required to execute and deliver this Agreement and to perform fully such Stockholder's obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and (assuming the due authorization, execution and delivery hereof by MPCA Mergerco, the Company and Metromedia) is a valid and binding obligation of such Stockholder enforceable in accordance with its terms except as the same may be limited by (insolvency qualification). Except as set forth on
Schedule 4.2, the execution and delivery by such Stockholder of this Agreement, the consummation of the Contemplated Transactions and the performance by such Stockholder of this Agreement in accordance with its terms will not (i) require the approval or consent of any Governmental Body or the approval or consent of any other Person; (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, any Law or Order of any Governmental Body applicable to such Stockholder or to the Shares held by such Stockholder, or any Contract to which such Stockholder is a party or by or to which such Stockholder is or the Shares held by such Stockholder are bound or subject; or (iii) result in the creation of any Lien on the Shares held by such Stockholder.

          4.3 Company's Representations and Warranties. To the Knowledge of the Stockholders, the Company's representations and warranties set forth in Section 3 are true, correct and complete in all material respects.

                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES
                         OF MPCA MERGERCO AND METROMEDIA

     5. Metromedia and MPCA Mergerco represent and warrant to the Stockholders and the Company as follows:

          5.1 Due Incorporation and Authority. Each of the MPCA Mergerco and Metromedia is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each has all requisite corporate power and authority to own, lease and operate their respective Properties and to carry on its business as now being and as heretofore conducted.

          5.2 Authority to Execute and Perform Agreement. Each of MPCA Mergerco and Metromedia has the full legal right and power and all authority and approvals required to execute and deliver this Agreement and to perform fully their respective obligations hereunder. This Agreement has been duly executed and delivered by each of MPCA Mergerco and Metromedia and (assuming the due authorization, execution and delivery hereof by the Stockholders and the Company) is a valid and binding obligation of each of MPCA Mergerco and Metromedia enforceable in accordance with its terms.

          5.3 No Violations. Except as set forth on Schedule 5.3, the execution and delivery by MPCA Mergerco and Metromedia of this Agreement, the consummation of the Contemplated Transactions and the performance by MPCA Mergerco and Metromedia of this Agreement, in accordance with its terms will not (i) require the consent, approval, action of, or making any filing with or giving notice to any Governmental Body or any other

Person; (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, the Certificate of Incorporation or By-laws of MPCA Mergerco or Metromedia, any Law or Order of any Governmental Body applicable to MPCA Mergerco or Metromedia, or any Contract to which MPCA Mergerco or Metromedia is a party or by or to which MPCA Mergerco or Metromedia or any of their Properties is bound or subject; or (iii) result in the creation of any material Lien on any of the Properties of MPCA Mergerco, Metromedia or the Surviving Corporation.

          5.4 Investment Company Act. Metromedia either (i) is not an "investment company", or to Metromedia's Knowledge a company "controlled" by, or to Metromedia's Knowledge an "affiliated company" with respect to an "investment company" required to register under the Investment Company Act of 1940, as amended (the "Investment Company Act") or (ii) satisfied all conditions for an exemption from the Investment Company Act, and accordingly, none of its subsidiaries is required to be registered under the Investment Company Act.

          5.5 Premerger Notification. Metromedia (or its ultimate Parent) will promptly file notification and report forms with respect to the Contemplated Transactions in compliance with the HSR Act.

          5.6 Business of MPCA Mergerco. MPCA Mergerco has not incurred, directly or indirectly through any subsidiary or otherwise, any liabilities or obligations, except those incurred in connection with its incorporation or with the negotiation and the execution, delivery and performance of this Agreement and the transactions contemplated hereby. MPCA Mergerco has not engaged, directly or indirectly through any subsidiaries or otherwise, in any business or activities of any type or kind whatsoever, or entered into any agreement or arrangements with any Person, and is not subject to or bound by any obligation or understanding which is not contemplated by this Agreement.

          5.7 Capitalization. The authorized capital stock of MPCA Mergerco consists of 1000 shares of common stock, $.01 par value per share, all of which are validly issued and outstanding, fully paid and nonassessable, and owned, beneficially and of record, by Metromedia, free and clear of all Liens. As of the date of this Agreement, there are no outstanding options, warrants, preemptive or other rights, contracts, commitments, or agreements by which MPCA Mergerco is or may become obligated to issue any additional shares of its capital stock or securities convertible into any such shares.

          5.8 Reports and Financial Statements. Metromedia has previously furnished or otherwise made available to the Company true and complete copies of all reports on Forms 10-K, 10-Q and 8-K filed by Metromedia and Metromedia has filed all reports on Forms 10-K, 10-Q and 8-K required to be filed by Metromedia with the Securities and Exchange Commission since November 1, 1995. As of their respective dates, such reports did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading

          5.9 Status of Metromedia Common Stock to be Issued. Assuming without investigation that the shares of Company Common Stock at the Effective Time will be validly authorized, validly issued, fully paid, and non-assessable, the shares of Metromedia Common Stock to be issued in the Merger will, at the Effective Time, be validly authorized and, when the Merger has become effective and the shares of Metromedia Common Stock have been duly delivered pursuant to the terms of this Agreement, such shares of Metromedia Common Stock will be validly issued, fully paid and non-assessable.

                                    ARTICLE 6

                            COVENANTS AND AGREEMENTS

          6.1 Conduct of Business. From the date hereof through the Closing Date, the Stockholders, jointly and severally, agree that they (i) shall cause the Company and the Subsidiaries to conduct their businesses in the ordinary course and, without the prior written consent of Metromedia, not to undertake any of the actions specified in Section 3.24 unless otherwise disclosed in any Schedule referred to in Section 3.24 or in connection with an item disclosed in any such Schedule; and further not to (a) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire any shares of, the capital stock of the Company or any securities convertible into or exchangeable for shares of stock of any class of the Company or any of its Subsidiaries; (b) split, combine, subdivide or reclassify any shares of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem, purchase or otherwise acquire or offer to acquire any shares of its own capital stock or any of its Subsidiaries or any other securities thereof or any right, warrants or options to acquire any such shares or other securities;
(c) (1) except for debt (including obligations in respect of capital leases) not in excess of $50,000 and except for the existing line of credit listed on
Schedule 6.1, create, incur or assume any short-term debt, long-term debt or obligations in respect of capital leases; (2) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any other person except wholly-owned subsidiaries of the Company, in the ordinary course of business consistent with past practice; (3) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other Person (other than customary travel or business or entertainment advances to employees, representatives, consultants, directors or advisors or subsidiaries made in the ordinary course of business consistent with past practice and/or in connection with the consummation of the transactions contemplated by this Agreement and listed on Schedule 6.1), currently committed, budgeted capital expenditures and additional capital expenditures not in excess of $50,000; or (4) incur any material liability or obligation (absolute, accrued, contingent or otherwise) other than in the ordinary course of business and consistent with past practice;
(d) except in the ordinary course of business consistent with past practice or as may be required by local law, sell, transfer, mortgage, or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage or otherwise dispose of or encumber, any material assets or properties, real, personal or mixed; (e) increase in any manner the compensation of any of its officers; (f) enter into severance, termination or retention agreements, and terminating any employment agreements, with its officers and key employees; (g) (except in the ordinary course of business consistent with past practice) enter into any agreement relating to the production, financing, acquisition, development or license of motion pictures or television programming; (h) incur any obligation in excess of $50,000 in connection with any item of Product to be produced by the Company or its Subsidiaries; execute any Contract obligating the Company or its Subsidiaries to pay a minimum guarantee of more than $50,000 for any item of Product, incur acquisition costs of more than $100,000 for any item of Product; (i) enter into any "first look" or output Contract with any Person; and (ii) shall use reasonable commercial efforts to cause the Company and the Subsidiaries to conduct their businesses in such a manner so that the representations and warranties contained in Article 3 shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date. From the date hereof through the Closing Date, each Stockholder, severally and not jointly, agrees to conduct such Stockholder's affairs in such a manner so that the representations and warranties of such Stockholder contained in
Article 4 shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date. The Stockholders shall give Metromedia prompt notice of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute, to their Knowledge, a violation or breach of any representation or warranty, whether made as of the date hereof or as of the Closing Date, or that would constitute a violation or breach of any covenant of any Stockholder contained in this Agreement.

          6.2 Performance of Obligations; Copyright. From the date hereof through the Closing Date, the Company and the Subsidiaries agree (i) to duly observe and perform all material terms and conditions of all material agreements with respect to the production, development and/or exploitation of each item of Product and diligently protect and enforce the rights of the Company or any of the Subsidiaries under all such agreements in a manner consistent with prudent business practice; provided, however, that to the extent the Company does not have adequate resources to comply with the foregoing, it shall promptly inform Metromedia and Metromedia shall, in it sole discretion, decide whether to pursue the same (if sufficient resources are not available, then failure to comply shall not be deemed a breach of this covenant) and (ii) in connection with each item of Product with respect to which the Company or any of the Subsidiaries is or becomes the copyright proprietor thereof or to the extent such interest is obtained by the Company or any of the Subsidiaries, or the Company or any of the Subsidiaries otherwise acquires a copyrightable interest in, take any and all actions reasonably necessary to register the copyright for such item of Product in the name of the Company or any of the Subsidiaries in conformity with the laws of the United States; provided, however, that to the extent the Company does not have adequate resources to comply with the foregoing, it shall promptly inform Metromedia and Metromedia shall, in it sole discretion, decide whether to pursue the same (if sufficient resources are not available, then failure to comply shall not be deemed a breach of this covenant).

          With respect to subsections (i) and (ii) of this Section 6.2 if sufficient resources are not available to the Company and Metromedia does not expend its resources in connection with the Company's rights under any Production Services Agreement or under any item of Product after notification thereof by Metromedia, such failure shall not be deemed a breach of this covenant by either of the Company or Metromedia.

          6.3 Corporate Examinations and Investigations. Prior to the Closing Date, the Stockholders agree that Metromedia shall be entitled, through its employees and representatives, including, without limitation, any counsel, tax advisors and accountants, to conduct its due diligence investigation (the "Due Diligence Investigation") and to make such investigation of the Properties, businesses and operations of the Company and the Subsidiaries, and such examination of the books, records and financial condition of the Company and the Subsidiaries, as it wishes. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and the Stockholders shall, and shall cause the Company and the Subsidiaries to, cooperate fully therein. No investigation by Metromedia shall diminish or obviate any of the representations, warranties, covenants or agreements of the Stockholders contained in this Agreement except as otherwise specifically set forth herein. In order that Metromedia may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may wish of the affairs of the Company and the Subsidiaries, the Stockholders shall make available and shall cause the Company and the Subsidiaries to make available to the representatives of Metromedia during such period all such information and copies of such documents concerning the affairs of the Company and the Subsidiaries as such representatives may reasonably request, shall permit the representatives of Metromedia access to the Properties of the Company and the Subsidiaries and all parts thereof and shall cause their officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such review and examination. If this Agreement terminates, (i) Metromedia shall keep confidential and shall not use in any manner any information or documents obtained from the Company or the Subsidiaries concerning their Properties, businesses and operations, unless readily ascertainable from public or published information, or trade sources, or already known or subsequently developed by Metromedia independently of any investigation of the Company or the Subsidiaries or through sources which, to the Knowledge of Metromedia are not subject to an obligation of confidentiality otherwise required by law to be disclosed provided, however, that if required by law to be disclosed, Metromedia shall give the Company and the Stockholders written notice of such disclosure and a reasonable opportunity to obtain a protective order, and (ii) any documents obtained from the Company or the Subsidiaries and all copies thereof shall be returned.

          6.4 Publicity. Except as may be required by the rules and regulations of the SEC or the American Stock Exchange, the parties agree that no publicity release or announcement concerning this Agreement or the Contemplated Transactions shall be made without advance approval thereof by the other party hereto.

          6.5 Expenses. The parties to this Agreement shall, except as otherwise specifically provided herein, bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Contemplated Transactions, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants.

          6.6 Indemnification of Brokerage. The Stockholders, jointly and severally, represent and warrant to Metromedia that there are no brokerage commissions, finder's fees or similar fees or commissions payable to any Person (a "Broker") in connection with this Agreement or based on any agreement, arrangement or understanding with the Company, any of the Subsidiaries or any of the Stockholders, or any action taken by the Company, any of the Subsidiaries or any of the Stockholders relating thereto. The Stockholders agree, jointly and severally, to indemnify and save Metromedia harmless from any claim or demand for commission or other compensation by any Broker claiming to have been employed by or on behalf of the Company, any of the Subsidiaries or any of the Stockholders, and to bear the cost of legal expenses incurred in defending against any such claim. Metromedia represents and warrants to the Stockholders that no Broker has acted on behalf of Metromedia in connection with this Agreement or the Contemplated Transactions, and that there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with Metromedia, or any action taken by Metromedia. Metromedia agrees to indemnify and save the Stockholders harmless from any claim or demand for commission or other compensation by any Broker claiming to have been employed by or on behalf of Metromedia, and to bear the cost of legal expenses incurred in defending against any such claim.

          6.7 Related Parties. The Stockholders shall, simultaneously with the Closing, pay or cause to be paid to the Company or one of the Subsidiaries, as the case may be, all amounts owed to the Company or such Subsidiary and reflected on the Balance Sheet or borrowed from or owed to the Company or such Subsidiary since the Balance Sheet Date by any of the Stockholders or any Affiliate of any of the Stockholders. At and as of the Closing, upon delivery of the consideration pursuant to Section 2.3, there will be no further obligation of the Company to the Stockholders with respect to the Existing Note Amount. The Company shall remain liable to the Stockholders for compensation, reimbursement of expenses, and obligations under contracts, all listed on Schedule 6.7.

          6.8 Further Assurances. Each of the parties shall execute such Documents and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the Contemplated Transactions. Each such party shall use its best commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions to the Closing set forth in Articles 7 and 8.

          6.9 D&O Insurance. Metromedia agrees to maintain insurance relating to directors' and officers' liability and cause the Surviving Corporation to act in accordance with the indemnification provisions of the Surviving Corporation's by-laws and certificate of incorporation.

          6.10 Employee Benefits; Employment Contracts; Indemnification.

               (a) Following the Effective Time, the Surviving Corporation will provide generally to officers and employees of the Company employee benefits, which in the aggregate, are no less favorable than those provided by Orion Pictures Corporation, a wholly-owned subsidiary of Metromedia. However, the Surviving Corporation shall have the right to amend, modify, or terminate any employee benefit plan, program, or arrangement after the Effective Time, in accordance with the terms and conditions of such plans, programs or arrangements.

               (b) The Surviving Corporation will honor all Company employment agreements listed on Schedule 6.10 in accordance with the terms and conditions of such agreement.

          6.11 Capital Stock Changes. If, prior to the Effective Time, Metromedia shall effect any stock dividend, stock split, or reverse stock split of Metromedia Common Stock, then the shares of Metromedia Common Stock, to be delivered under this Agreement shall be appropriately and equitably adjusted to the kind and amount of shares of stock and other securities and property to which the holders of such shares of Metromedia Common Stock would have been entitled to receive had such stock or such other security been issued and outstanding as of the record date for determining stockholders entitled to participate in such corporate event.

          6.12 Company Trademarks. Upon expiration or earlier termination of the Employment Agreements referred to in Section 7.7 (if expired or terminated separately, upon the expiration or termination of the latter Employment Agreement), the Surviving Corporation agrees to assign to the Stockholders, jointly, all of the Surviving Corporation's right, title and interest in and to the trade name and the trademark MOTION PICTURE CORPORATION OF AMERICA and the design of the mark as reproduced on Exhibit A hereto (collectively, the Mark), provided, however, that Metromedia and its Affiliates shall have the irrevocable, perpetual, royalty-free right to continue to use the Mark throughout the universe on any Company Product (as such term is defined in the Employment Agreements) existing prior to the expiration or earlier termination of the Employment Agreements. The parties agree to execute any and all instruments necessary to effectuate the assignment referred to herein. The Surviving Corporation agrees that from the Effective Time until the assignment to the Stockholders as set forth above, it will not assign, transfer, dispose of, or license the Mark or any part thereof to any Person except that the Mark may be transferred to and used by Affiliates on a non-exclusive basis with the approval of the Stockholders which shall not be unreasonably withheld or delayed.

          6.13 Restricted Stock Plan. Metromedia will adopt a Restricted Stock Plan in the form of Exhibit B hereto and grant the Awards (as defined therein) on the Adjustment Date. Metromedia will use reasonable efforts to register the Common Stock underlying the Awards on a Form S-8.

                                    ARTICLE 7

                     CONDITIONS PRECEDENT TO THE OBLIGATION
                               METROMEDIA TO CLOSE

          7. The obligations of Metromedia to enter into and complete the Closing are subject, at the option of Metromedia acting in accordance with the provisions of Section 11 with respect to termination of this Agreement, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it:

          7.1 Representations and Covenants. The representations and warranties of the Company and the Stockholders contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Company and each of the Stockholders shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Company or such Stockholder, as the case may be, on or prior to the Closing Date. The Company and each Stockholder shall have delivered to Metromedia a certificate, dated the date of the Closing and signed by the Company or such Stockholder, to the foregoing effect.

          7.2 Consents and Approvals. All Required Consents shall have been obtained and be in full force and effect, and Metromedia shall have been furnished with evidence reasonably satisfactory to it of the granting of such approvals, authorizations and consents.

          7.3 Opinion of Counsel to the Stockholders. Metromedia shall have received the opinion of Loeb & Loeb, LLP, counsel to the Company and the Stockholders, dated the date of the Closing, addressed to Metromedia, in the form of Exhibit C.

          7.4 Intentionally Omitted.

          7.5 FIRPTA Affidavit. Metromedia shall have received an affidavit of each Stockholder sworn to under penalty of perjury, setting forth such Majority Stockholder's name, address and Federal tax identification number and stating that Stockholder is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986 (the "Code").

          7.6 HSR Act Filing. Any Person required in connection with the Contemplated Transactions to file a notification and report form in compliance with the HSR Act shall have filed such form and the applicable waiting period with respect to each such form (including any extension thereof by reason of a request for additional information) shall have expired or been terminated.

          7.7 Employment Agreements. Each Stockholder shall have entered into an Employment Agreement in the form attached to that certain letter dated as of the date hereof from the Surviving Corporation to the Stockholders.

          7.8 No Claims. There shall be no outstanding Order of any Governmental Body against or involving the Company or any of the Subsidiaries and there are no claims pending, or to the Knowledge of the Company, any of the Subsidiaries or any of the Stockholders, threatened against or involving the Company or any of the Subsidiaries or any of their Properties which individually or in the aggregate could have a Material Adverse Effect or an adverse effect on the Contemplated Transactions.

          7.9 Board Approval. The Board of Directors of Metromedia shall have approved this Agreement and the Contemplated Transactions.

          7.10 Due Diligence. Metromedia shall have completed its legal, financial and accounting review of the Company and the subsidiaries and shall be satisfied with the results of such review.

          7.11 No Dissenters' Rights. No holder of any Shares of Company Common Stock shall have objected to the Merger in writing and demanded the value of their shares pursuant to Section 262 of the Delaware General Corporation Law.

          7.12 Paramount Pictures. The Agreement dated as of November 1, 1995 between Paramount Pictures Corporation and the Company shall be executed in a form approved by Metromedia.

                                    ARTICLE 8

                     CONDITIONS PRECEDENT TO THE OBLIGATION
                          OF THE STOCKHOLDERS TO CLOSE

     The obligation of the Stockholders to enter into and complete the Closing is subject, at the option of the Stockholders acting in accordance with the provisions of Section 11 with respect to termination of this Agreement, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by them:

          8.1 Representations and Covenants. The representations and warranties of Metromedia contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Metromedia shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Metromedia shall have delivered to the Stockholders a certificate, dated the date of the Closing and signed by an officer of Metromedia, to the foregoing effect.

          8.2 Consents and Approvals. All Required Consents shall have been obtained and be in full force and effect and the Company and the Stockholders shall have been furnished with evidence reasonably satisfactory to each of them of the granting of such approvals, authorizations and consents.

          8.3 Opinion of Counsel to Metromedia. The Stockholders shall have received the opinion of Arnold L. Wadler, General Counsel to Metromedia, dated the date of the Closing, addressed to the Stockholders, in the form of Exhibit F.
          8.4 HSR Act Filing. Any Person required in connection with the Contemplated Transactions to file a notification and report form in compliance with the HSR Act shall have filed such form and the applicable waiting period with respect to each such form (including any extension thereof by reason of a request for additional information) shall have expired or been terminated.

          8.5 Employment Agreements. The Surviving Corporation shall have entered into employment agreements with each of the Stockholders in the form attached to that certain letter dated as of the date hereof from the Surviving Corporation to the Stockholders.

          8.6 No Claims. There shall be no outstanding Order of any governmental body against or involving Metromedia and there shall be no claims pending or to the Knowledge of Metromedia, threatened against or involving Metromedia which could have an adverse effect on the Contemplated Transactions.

          8.7 Board Approval. The Board of Directors of the Company shall have approved this Agreement and the Contemplated Transactions.

          8.8 Due Diligence. The Company and the Stockholders shall have completed their review of Metromedia and shall be satisfied with the results of such review.

          8.9 The parties shall enter into a Registration Rights Agreement in the form of Exhibit G hereto.

          8.10 No Dissenters' Rights. No holder of any Shares of Company Common Stock shall have objected to the Merger in writing and demanded the value of their shares pursuant to Section 262 of the Delaware General Corporation Law.

                                    ARTICLE 9

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                        OF THE STOCKHOLDERS AFTER CLOSING

     Notwithstanding any right of Metromedia fully to investigate the affairs of the Company and the Subsidiaries and notwithstanding any Knowledge of facts determined or determinable by Metromedia pursuant to such investigation or right of investigation, Metromedia has the right to rely fully upon the representations, warranties, covenants and agreements of the Stockholders contained in this Agreement or in any Documents delivered pursuant to this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery of this Agreement and the Closing hereunder. Except for all representations and warranties in Article 4, all representations and warranties of the Stockholders contained in this Agreement shall terminate and expire (i) on the date 3 years after the Closing Date, with respect to any General Claim (as defined below) based upon, arising out of or otherwise in respect of any fact, circumstance, action or proceeding of which Metromedia shall not have given notice on or prior to such date to the Stockholders, and
(ii) with respect to any Tax Claim ), on the later of (a) the date upon which the liability to which any such Tax Claim may relate is barred by all applicable statutes of limitation or (b) the date upon which any claim for refund or credit related to such Tax Claim is barred by all applicable statutes of limitations. As used in this Agreement, the following terms have the following meanings:

               (x) "General Claim" means any claim based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation or warranty, of any Stockholder contained in this Agreement or in any Documents delivered pursuant to this Agreement.

               (y) "Tax Claim" shall mean any claim based upon, arising out of or otherwise in respect of any inaccuracy or any breach of any representation or warranty contained in Section 3.9.

                                   ARTICLE 10

                             GENERAL INDEMNIFICATION

          10.1 Obligation of the Stockholders to Indemnify.

     (a) Subject to the limitations contained in Article 9 and this Article 10, the Stockholders jointly and severally agree to indemnify, defend and hold harmless Metromedia (and their respective directors, officers, employees, Affiliates, parents, partners, shareholders, successors and assigns) from and against all losses, liabilities, damages, deficiencies, demands, claims, actions, judgments or causes of action, assessments, costs or expenses (including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements) ("Losses") based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Company or the Stockholders contained in this Agreement with the exception of Article 4.

               (ii) Each Stockholder agrees to indemnify, defend and hold harmless Metromedia (and its respective directors, employees, officers, Affiliates, parents, partners, shareholders, successors and assigns) from and against all Losses based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of such Stockholder contained in this Agreement.

          10.2 Obligation of Metromedia to Indemnify. Metromedia agrees to indemnify, defend and hold harmless the Stockholders from and against all Losses based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Metromedia contained in this Agreement.

          10.3 Notice and Opportunity to Defend.

               10.3.1 Notice of Asserted Liability.

Promptly after receipt by any party hereto (the "Indemnitee") of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give notice thereof (the "Claims Notice") to any other party (or parties) obligated to provide indemnification pursuant to
Section 10.1 or 10.2 (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

               10.3.2 Opportunity to Defend. Except as otherwise set forth in
Section 10.3.3, the Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 20 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld or delayed. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability. Notwithstanding the foregoing, any Indemnitee shall be entitled to employ separate counsel from the Indemnifying Party if the interests of such Indemnitee may be prejudiced without such separate counsel (including, without limitation, if one or more legal defenses may be inconsistent or in conflict with the legal defenses available to the Indemnifying Party) and the Indemnifying Party shall entirely and solely bear the reasonable fees and expenses of such separate counsel. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

               10.3.3 Opportunity to Defend Tax Deficiencies. In the event a claim (a "Tax Deficiency") (including a revenue agent's report or notice of proposed adjustment) shall be made by the Internal Revenue Service or its state, local or foreign counterpart, which, if successful, would result in an obligation on the part of the Stockholders to indemnify Metromedia for Taxes, Metromedia shall give prompt written notice thereof to Stockholders. If, within thirty days after the giving of such notice, the Stockholders notify Metromedia in writing that they wish to question a Tax Deficiency in administrative proceedings before the Internal Revenue Service or its state, local or foreign counterpart, then, subject to the following provisions, Metromedia shall afford to the Stockholders an opportunity in good faith (and subject to the satisfaction of Metromedia's reasonable requirements) to participate in such administrative proceeding as to such Tax Deficiency, provided, however, that in the case of a Tax Deficiency which will, as a result of any adjustment of tax basis of assets of the Company and the Subsidiaries or their respective predecessors or Affiliates or the adjustment, restatement or recharacterization of amounts deducted by the Company and the Subsidiaries or their respective predecessors or Affiliates, require the Company and the Subsidiaries to recognize additional taxable income for any Tax Period following the Effective Time, Metromedia shall not be obligated to afford the Stockholders an opportunity to participate in such administrative proceeding as to such Tax Deficiency unless and until the Stockholders shall have delivered to Metromedia a current opinion of counsel reasonably acceptable to Metromedia to the effect that Stockholders' position with respect to the Tax Deficiency is more likely than not to prevail. Metromedia shall not be obligated to take a protest with respect to a Tax Deficiency to the appellate levels within the Internal Revenue Service or its state, local or foreign counterpart, or to commence litigation in the Tax Court or any other court unless and until the Stockholders shall have (a) delivered to Metromedia a current opinion of counsel reasonably acceptable to Metromedia to the effect that the Stockholders' position with respect to the Tax Deficiency is more likely than not to prevail, and (b) delivered to Metromedia a certified check drawn to Metromedia in the amount of the Tax Deficiency where payment of the Tax Deficiency is required to commence appellate proceedings or litigation. If the Stockholders fail to satisfy the requirements of the preceding sentences, Metromedia may settle the Tax Deficiency covered by the notice for an amount that does not exceed the amount of Taxes set forth in the original notice to the Stockholders. If Metromedia desires to settle any Tax Deficiency, it shall give the Stockholders thirty days' prior written notice of such intention setting forth the terms of such settlement. Metromedia shall be entitled to settle any Tax Deficiency covered by such notice after the expiration of said thirty day period unless in the case of a Tax Deficiency which will, as a result of any adjustment of Tax basis of assets of the Company and the Subsidiaries or their respective predecessors or Affiliates or the adjustment, restatement or recharacterization of amounts deducted by the Company and the Subsidiaries or their respective predecessors or Affiliates, require the Company and the Subsidiaries to recognize additional taxable income for any Tax period following the Effective Time the Stockholders deliver to Metromedia a current opinion of counsel reasonably acceptable to Metromedia to the effect that the Stockholders' position with respect to the Tax Deficiency is more likely than not to prevail. If the Stockholders shall deliver such an opinion, the Stockholders shall be entitled to settle such Tax Deficiency without the written consent of Metromedia unless entering into such a settlement, would, in the reasonable judgment of Metromedia, have an adverse effect on the business of the Company or the Subsidiaries.

          10.4 Limitation on Claims. In case any event shall occur which would otherwise entitle Metromedia to assert a claim for indemnification hereunder, no Loss shall be deemed to have been sustained by such party to the extent of (a) any tax savings realized by such party with respect thereto in the year in which the indemnification would otherwise be made in connection with the claim or (b) any proceeds received by such party from any insurance policies with respect thereto.


          10.5 Maximum Exposure. Notwithstanding anything to the contrary in
Section 10.1(a), (a) Metromedia shall be entitled to indemnification hereunder only when, and only with respect to amounts by which, the aggregate of all Losses sustained by it exceeds $500,000 and (b) the aggregate amount of all Losses subject to indemnification hereunder by the Stockholders shall not exceed $27,500,000.

          10.6 Actual Knowledge. An Indemnifying Party shall not be liable under this Article X for a Loss resulting from any event relating to a breach of any representation, warranty, covenant or agreement if the Indemnifying Party can establish that the Indemnitee had Knowledge on or before the Closing Date of such event.

          10.7 Option to Pay Indemnity Obligations in Stock. In the event that any payment of the indemnity obligations of the Stockholders set forth in
Section 10.1 is required to be made, the Stockholders may satisfy such payment, in whole or in part, by delivering to Metromedia shares of Metromedia Common Stock acquired by them pursuant to the merger pursuant to this Agreement, which shares, for such purpose, shall be valued at the closing price of Metromedia Common Stock, as reported in The Wall Street Journal, on the date such liability is finally determined. The Stockholders may satisfy the indemnification obligations set forth in Section 10.1 by cash, stock, or a combination thereof.

                                   ARTICLE 11

                            TERMINATION OF AGREEMENT

          11.1 Termination. This Agreement may be terminated prior to the Closing as follows:

               (i) at the election of the Stockholders, if any one or more of the conditions to the obligation of the Stockholders to close has not been fulfilled as of the scheduled Closing Date;

               (ii) at the election of Metromedia, if any one or more of the conditions to its respective obligations to close has not been fulfilled as of the scheduled Closing Date; (iii) at the election of the Stockholders, if Metromedia has breached any material representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured by the Closing Date; (iv) at the election of Metromedia, if any of the Stockholders has breached any material representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured by the Closing Date; or (v) at the election of Metromedia if Metromedia is not satisfied with the results of its Due Diligence Investigation; (vi) at the election of the Stockholders if there is a Material Adverse Change in the business operations or prospects of Metromedia at any time on or prior to the Closing Date; (vii) at the election of Metromedia, if there is a Material Adverse Change in the business operations or prospects of the Company at any time on or prior to the Closing Date; or (viii) by mutual written consent of the Stockholders and Metromedia.

     If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 11.2.

          11.2 Survival After Termination. If this Agreement is terminated in accordance with Section 11.1 and the Contemplated Transactions are not consummated, this Agreement shall become void and of no further force and effect, except for (i) the provisions of Section 6.2 relating to the obligation of Metromedia to keep confidential and not to use certain information and data obtained by it from the Company or the Subsidiaries and to return documents to the Company or the Subsidiaries, and (ii) the provisions of Sections 6.4, 6.5 and 12.2; provided, however, that none of the parties shall have any liability in respect of a termination of this Agreement except to the extent that failure to satisfy the conditions of Article 7 or Article 8, as the case may be, results from the intentional or willful violation of such party contained in this Agreement.

                                   ARTICLE 12

                                  MISCELLANEOUS

          12.1 Certain Definitions. (a) As used in this Agreement, the following terms have the following meanings:

               (i) "Active Preproduction" means, with respect to any item of Product as commencing upon the earlier of (i)eight weeks prior to the scheduled date on which principal photography with respect to such item of Product is to commence or (ii) the date that such item of Product has been "greenlighted" as such term is understood in the motion picture industry.

               (ii) "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with, or the parents, spouse, lineal descendants or beneficiaries of, such Person.

               (iii) "Budgeted Negative Cost" means, with respect to any item of Product, the amount of the cash budget for such item of Product including all costs customarily included in connection with the acquisition of all underlying literary and musical rights with respect to such item of Product and in connection with the preparation, production and completion of such item of Product including costs of materials, equipment, physical properties, personnel and services utilized in connection with such item of Product, both "above-the-line" and "below-the-line", any completion guaranty fee, and all other items customarily included in negative costs, but excluding contingency of up to 10%, production fees and overhead charges payable to the Company or its Subsidiaries, finance charges and interest expense.

               (iv) "Contingent Compensation" means compensation that is contingent upon and payable only (a) to the extent of the receipt of revenues from the exploitation of a particular motion picture, video, television or interactive program or (b) upon the passage of time or the occurrence of an identified event. Examples of such contingent compensation include, but are not limited to, deferred cash payments for rights or services, or gross or net profit or proceed participations.

               (v) "Distribution Contract" shall mean any agreement entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries has licensed, leased, assigned or sold distribution or other exploitation rights to any item of Product in any media or territory.

               (vi) "Knowledge" with respect to the Company or any of the Subsidiaries means the actual Knowledge, after due inquiry, of any of the following officers or directors of the Company or any of the Subsidiaries:
Bradley Krevoy, Steven Stabler and Jeffrey Ivers and "Knows" has a correlative meaning.

               (vii) "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

               (viii) "Product" shall mean any motion picture, film or video tape produced for theatrical, non-theatrical, television or video release or for release in any other medium, in each case whether recorded on film, videotape, cassette, cartridge, disc or on or by any other means, method, process or device whether now known or hereafter developed, with respect to which the Company or its Subsidiaries (i) is the initial copyright owner or (ii) has acquired or has contracted to acquire an equity interest or distribution rights. The term "item of Product" shall include, without limitation, the scenario, screenplay or script upon which such Product is based, all of the properties thereof, tangible and intangible, and whether now in existence or hereafter to be made or produced, whether or not in possession of the Company or its Subsidiaries, and all rights therein and thereto, of every kind and character.

               (ix) "Property" or "Properties" means real, personal or mixed Property, tangible or intangible.

          (b) The following capitalized terms are defined in the following Sections of this Agreement:

Term                                                       Section
----                                                       -------
Asserted Liability                                         10.3.1
Audited Financials                                         3.7
Balance Sheet                                              3.7
Balance Sheet Date                                         3.7
Buyer                                                      Preamble
Claims                                                     3.13
Claims Notice                                              10.3.1
Closing                                                    1.2
Closing Date                                               1.2
Company                                                    Preamble
Contemplated Transactions                                  3.12
Contracts                                                  3.12
Documents                                                  3.28
General Claim                                              9(x)
Governmental Body                                          3.10
HSR Act                                                    3.26
Indemnifying Party                                         10.3.1
Indemnitee                                                 10.3.1
Interim Financials                                         3.7
Laws                                                       3.10
Liabilities                                                3.19
Liens                                                      3.4
Losses                                                     10.1
Material Adverse Effect                                    3.8
Orders                                                     3.10
Permits                                                    3.11
Projections                                                3.27

Purchase Price                                             1.1
Required Consents                                          3.12
Stockholder                                                Preamble
Shares                                                     Preamble
Subsidiaries                                               3.2
Tax Claim                                                  9(y)
Taxes                                                      3.9

          12.2 Consent to Jurisdiction and Service of Process. Any legal action, suit or proceeding arising out of or relating to this Agreement or the Contemplated Transactions may be instituted in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

          12.3 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission (receipt confirmed) or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails, as follows:

               (i) if to Metromedia:
                         Metromedia International Group, Inc.
                         c/o Metromedia Company
                         One Meadowlands Plaza
                         East Rutherford, New Jersey  07073
                         Attention: General Counsel
                         Facsimile: 201-531-2803

               (ii) if to the Company or the Stockholders, to:

                         Motion Picture Corporation of America
                         1401 Ocean Avenue
                         Suite 301
                         Santa Monica, California 90401
                         Attention: Bradley Krevoy and Steven Stabler
                         Facsimile: 310-319-9501

                         with a copy to:

                         Loeb & Loeb, LLP.
                         345 Park Avenue
                         New York, New York 10154
                       Attention: David S. Schaefer, Esq.
                             Facsimile: 212-407-4990

Any party may by notice given in accordance with this Section to the other parties designate another address or Person for receipt of notices hereunder.

          12.4 Entire Agreement. This Agreement (including the Exhibits and Schedules) and any collateral agreements executed in connection with the consummation of the Contemplated Transactions contain the entire agreement among the parties with respect to the purchase of the Shares and supersede all prior agreements, written or oral, with respect thereto.

          12.5 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by Metromedia and the Stockholders or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement or any Documents delivered pursuant to this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement or any Documents delivered pursuant to this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

          12.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

          12.7 Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. This Agreement is not assignable except by operation of law, except that Metromedia may assign its rights hereunder to any of its Affiliates.

          12.8 Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

          12.9 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

          12.10 Exhibits and Schedules. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, Exhibits and

Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

          12.11 Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

          12.12 Interpretation. The parties acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto, regardless of which party was generally responsible for the preparation of this Agreement.

          12.13 Severability of Provisions. If any provision or any portion of any provision of this Agreement, or the application of any such provision or any portion thereof to any Person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, and the application of such provision or portion of such provision as is held invalid or unenforceable to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                     METROMEDIA INTERNATIONAL GROUP, INC.


                                     By ------------------------------
                                       Name:  Silvia Kessel
                                       Title: Senior Vice President

                                     MOTION PICTURE CORPORATION OF AMERICA


                                     By ------------------------------
                                        Name: Bradley Krevoy
                                        Title:

                                     ------------------------------

                                     STOCKHOLDERS:

                                     ------------------------------
                                     Name: Bradley R. Krevoy

                                     ------------------------------
                                     Name: Steven Stabler

                                     MPCA MERGER CORP.

                                     By: ------------------------------

                                       Name:  Silvia Kessel
                                       Title: Senior Vice President